Exhibit 10.9

English Translation

Commercial Cooperation Agreement

Party A: Shanghai Shengran Information Technology Co., Ltd.

Party B: Shanghai Taomee Network Technology Co., Ltd.

WHEREAS:

1.	Party A, a wholly foreign-owned limited liability company legally registered and operating within the territory of China, mainly engages in computer software development, design and production, network technology development and design, sales of self-produced products, and providing relevant technical consulting and services.

2.	Party B, a Chinese-funded limited liability company legally registered and operating within the territory of China, mainly engages in operating online games, owns such qualifications as value-added telecommunication business operation permit, online culture operation permit, etc., and is entitled to operating online games within the territory of China.

Party A and Party B, on the basis of equality and freewill, hereby conclude this Agreement in Shanghai for online games development and operation, etc.

I.	Definitions

“Objects” refers to the game updates and value-added components (including the game updates and value-added components made by Party A on the basis of Party B’s intellectual properties) placed by Party A on Party B’s platform in accordance with the provisions herein.

“Party B’s platform” refers to the platform operated by Party B for operating the objects.

“Operating revenues” refers to all the revenues generated by Party B from operating and relating to Party A’s objects, mainly including point card sales revenues, client CD revenues from Objects, etc. Such revenues shall not be deducted in any way.

II.	Contents of cooperation

Party A will place the Objects developed thereby on Party B’s game operation platform for operation. Party A will provide routine maintenance, updating, technical support, debugging and other services for the Objects, while Party B will provide resources (including operation platform server, bandwidth, etc.) and customer services.

III.	Technical services and support

1.	Party B is responsible for all the hardware equipment and broadband resources necessary for operation of the Objects, for installing in agreed regions game servers, database servers, downloading servers, web servers and other needed servers, for placing such servers in an online web environment suitable for providing services for the Objects, and for installing, debugging and maintenance of needed servers. Party A is responsible for providing technical support and direction, while Party B is responsible for ensuring the normal and stable operation of the platform.

2.	Party A shall assist Party B in connecting the Objects with Party B’s website and in finishing relevant modification work so that the version testing, acceptance and operation of the Objects may be conducted on Party B’s website.

3.	Party A is responsible for defect remedying, troubleshooting, version revision and upgrading of the Objects and for providing Party B with customization and upgrading services for the software servers of Objects. Such services include but are not limited to the following contents (Party A’s services do not involve the scope permitted by Party B’s value-added telecommunication business operation permit):

(1)	Assisting Party B in preventing hacker attacks and unauthorized modifications or maneuvers against the Objects;

(2)	Correcting loopholes and defects in the Objects;

(3)	Providing all the patches and updating programs for the Objects/products after notifying Party A in advance;

(4)	Providing real-time technical support, including server failure response and system monitoring;

(5)	Guarantee the stability of server operation and notify Party A in advance if any system maintenance may affect the operation of the Objects.

4.	Party A will provide Party B’s employees with necessary training in the programs and operation of the Objects, including the maintenance and operation of engineering applications and licensed programs, marketing, customer services and background use.

IV.	Marketing

In order to promote the market awareness and user recognition of Party A’s Objects, Party A shall provide the following marketing services for the operation of the Objects:

(1)	Providing and implementing product marketing plans;

(2)	Providing personnel management and training;

(3)	Providing necessary media publicizing;

(4)	Other related marketing services and consulting services provided from time to time at the request of Party B.

V.	Updating of games

Party A will regularly update the Objects according to the planning and progress schedule by directly updating the versions of the Objects on Party B’s server. For each updating, Party A shall notify Party B in advance.

VI.	Troubleshooting

Party A shall establish a stable team to maintain the routine operation of the Objects, correct and provide patches for the technical problems, defects, loopholes, etc. of the Objects arising in routine operation, provide solutions and support services, and direct the setup of servers. Such services include remote services and on spot services.

VII.	Customer services

Party B is responsible for customer services and must guarantee the quality of such services. Customer services include but are not limited to the following:

(1)	Providing high-quality customer services;

(2)	Feeding back user experiences in a timely manner. Promptly notifying related personnel of Party A when discovering any significant problem in the Objects.

VIII.	Intellectual property rights

1.	“Intellectual property rights” refers to any following rights that are tangible, intangible, existing or generated during the performance hereof: (1) worldwide authors’ rights relating to works, including but not limited to copyrights, moral rights, etc; (2) trademark rights, trade name rights or similar rights; (3) rights related to business secrets; (4) patented inventions, designs and other industrial intellectual property rights; (5) all other intellectual achievements and proprietary rights (including but not limited to moral rights and property rights) generated by law, contract or license; and (6) all registrations, applications, updates of and the rights to extend the above rights.

2.	For the websites and/or game names, trademarks, markings, logos, virtual characters, etc. owned by each party, the said party owns the ownerships or related intellectual property rights. Although both parties cooperate with each other hereunder, neither party shall be regarded as transferring any or all of its above rights to the other party. The provisions herein involving the use of intellectual property rights owned by any party is the authorization for the other party to use only for the purpose of performing this Agreement. In addition, the use of the above-mentioned intellectual property rights shall not exceed the purpose and scope as agreed herein.

3.	Unless Party A provides otherwise in writing, all the intellectual property rights relating to the Objects shall belong to Party A. Party B shall not use any of such intellectual property rights for any purpose beyond the agreed purpose herein, provided that this does not violate the provisions of any relevant laws, regulations or any other normative documents.

IX.	Income distribution

1.	Considering the fact that Party A plays a leading role in research, development and maintenance of the Objects and that Party A’s technical strength and support significantly influences the success of the operation of the Objects, Party A and Party B hereby agree that Party A bears the main risks associated with the operation of the Objects and Party B retains a certain proportion of the operating revenues as the reasonable profit for the cooperation and will pay to Party A the profit less the said reasonable profit. The income distribution shall be calculated using the following formula:

Party B’s reasonable profit = operating revenues × reasonable operating profit rate Amount paid by Party B to Party A = book operating profit relating to this Agreement before Party B pays Party A – Party B’s reasonable profit The above-mentioned “reasonable operating profit rate” will be determined by Party A and Party B through negotiation in the principle of fair trading. A supplementary agreement shall be signed to determine the amount to be paid by Party B to Party A within a certain period of time.

X.	Party A’s representations and warranties

1.	Party A is a reputable wholly foreign-funded limited liability company legally established and existing under the law of the People’s Republic of China and has the legal right to execute this Agreement and perform all of its obligations hereunder. Once executed, this Agreement will become a legal, valid, binding and enforceable legal document for Party A.

2.	Conflict of interests: Party A’s executing and performing this Agreement or any document relating hereto will not

(1)	Conflict with Party A’s articles of association or any other law, regulations or judgments applicable to Party A;

(2)	Conflict with any of the obligations under any legal documents (e.g. guarantee agreements, commitments, contracts, etc.) signed between Party A and any third parties or result in any default;

3.	Infringements and lawsuits: Party A warrants that the services provided thereby hereunder will not infringe on any of the intellectual property rights or any other rights of any third party.

XI.	Party B’s representations and warranties

1.	Party B is a reputable Chinese-funded limited liability company legally established and existing under the law of the People’s Republic of China and has the legal right to execute this Agreement and perform all of its obligations hereunder. Once executed, this Agreement will become a legal, valid, binding and enforceable legal document for Party B.

2.	Conflict of interests: Party B’s executing and performing this Agreement or any document relating hereto will not

(1)	Conflict with Party B’s articles of association or any other law, regulations or judgments applicable to Party B;

(2)	Conflict with any of the obligations under any legal documents (e.g. guarantee agreements, commitments, contracts, etc.) signed between Party B and any third parties or result in any default;

XII.	Confidentiality

1.	Without the prior written consent of the other party, neither party may disclose to any third party (except required by relevant laws, regulations, governmental bodies, securities exchanges or any other regulatory bodies or disclosing to both parties’ legal, accounting, business and other consultants/counsel and authorized employees) any content herein or the execution and performance hereof or any information on the other party or any affiliate of the other party gained through execution and performance hereof.

2.	Each party shall take all necessary measures to keep confidential any and all the confidential information obtained from the other party through cooperation hereunder so as to prevent such confidential information from being disclosed, used or possessed by unauthorized persons.

3.	The party that receives confidential information (hereinafter referred to as the “Receiving Party”) shall not, without prior authorization from the Disclosing Party or without being permitted hereunder, reproduce or photocopy any or all confidential information from the party that discloses such confidential information (hereinafter referred to as the “Disclosing Party”). In addition, after the termination hereof, the Receiving Party shall return all such confidential information to the Disclosing Party or, after obtaining written consent from the Disclosing Party, destroy such confidential information.

4.	The Receiving Party shall only use confidential information within the scope specified herein. In addition, the Receiving Party has caused or will cause its employees and consultants that have access to such confidential information to sign confidentiality agreements with contents similar to those hereof, and at the same time the Disclosing Party has the right to hold the Receiving Party liable for any unauthorized disclosure made by any employee or consultant of the Receiving Party.

5.	If any part hereof is regarded as invalid or unenforceable, it will not affect the validity of the confidentiality provisions herein.

6.	Confidentiality provisions herein will survive the termination hereof until confidential information enters the public domains (not due to any disclosure by the Receiving Party).

7.	For the purposes of this Agreement, “confidential information” refers to the opinions, plans and information obtained by one party from the other party in various tangible or intangible storage forms as a result of executing and performing this Agreement, including but not limited to: technical or business information, slogans, copyrighted objects, computer software, source codes, object codes, techniques, technical know-how, data, marketing plans, abstracts, reports, mails, etc, but excluding (a) the information that one party proves it possessed through legal approaches before the other party discloses relevant information; (b) information publicly known not due to any illegal action; (c) information publicly known not due to any default by any party; (d) the information subsequently and legally obtained by one party from other sources not subject to any confidentiality restrictions; (e) the information ordered for disclosure by any court or any governmental body that owns mandatory summoning power (however, this party shall in advance notify the other party of such order so that the other party has the opportunity to raise objections or take other feasible actions).

XIII.	Force majeure

1.	For the purposes of this Agreement, “force majeure” refers to hacker attacks, earthquakes, fires, floods, wars, governmental actions, accidents or other events which cannot be controlled or foreseen by any party hereto.

2.	If any party is rendered impossible to perform this Agreement due to any force majeure event, this party shall within 10 days notify the other party of its inability to perform this Agreement and provide relevant description and proof. This Agreement will be rescinded after both parties confirm the force majeure event and the fact that this Agreement cannot be performed.

XIV.	Settlement of disputes and governing law

1.	The conclusion, effectiveness, interpretation, performance, modification and termination of this Agreement and settlement of disputes hereunder shall be governed by the law of the People’s Republic of China.

2.	Any dispute arising out of interpreting or performing this Agreement shall be settled by both parties through friendly negotiation. In case negotiation fails to solve the dispute within 30 days after one party gives the other party a written notice proposing negotiation, either party may submit it to China International Economic and Trade Arbitration Commission Shanghai Sub-commission for arbitration.

3.	If any dispute arises out of interpreting or performing this Agreement or if any dispute is under negotiation or arbitration, each shall continue to exercise its other rights hereunder and perform its other obligations hereunder, except the disputed issues.

XV.	Effectiveness and termination

1.	This Agreement will take effect on the day when signed by the authorized representatives and affixed with the company seals of both parties. The term of this Agreement is three years, beginning on January 1, 2010 and ending on December 31, 2012.

2.	This Agreement will be terminated if

(1) Both parties agree to rescind this Agreement;

(2) During the process of performing this Agreement, one party materially breaches any relevant provisions herein, which materially affects the content of cooperation, and fails to cure within 30 days after the delivery of non-breaching party’s written notice, or the correction fails to change the material impact on the content of cooperation, thus making it impossible to achieve the purpose of this Agreement. The non-breaching party may unilaterally terminates this Agreement according to the provisions herein;

(3) This Agreement cannot be performed due to any force majeure event;

(4) One party hereto is bankrupt, dissolved, liquidated or becomes the subject of bankruptcy, restructuring, dissolution, liquidation or is faced with similar lawsuits, making it impossible to perform this Agreement.

3.	After termination hereof, both parties shall still perform their respective confidentiality obligations hereunder.

XVI.	Miscellaneous

1.	For any issue not covered herein, a supplementary agreement may be signed by both parties through negotiation. Such supplementary agreement will have the same legal force as this Agreement.

2.	This Agreement has two counterparts, one for each of Party A and Party B.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE OF THIS COMMERCIAL COOPERATION AGREEMENT BETWEEN SHANGHAI SHENGRAN INFORMATION TECHNOLOGY CO., LTD. AND SHANGHAI TAOMEE NETWORK TECHNOLOGY CO., LTD.]

Party A: Shanghai Shengran Information Technology Co., Ltd.
[seal: Shanghai Shengran Information Technology Co., Ltd.]
Legal or authorized representative: /s/ Wang Haibing

Party B: Shanghai Taomee Network Technology Co., Ltd.
[seal: Shanghai Taomee Network Technology Co., Ltd.]
Legal or authorized representative: /s/ Wang Haibing